UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

Affinia Group Intermediate Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wix Way Gastonia, North Carolina	28054
(Address of principal executive offices)	(Zip Code)

(704) 869-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

All of the information contained in this Current Report on Form 8-K relates to the previously announced sale by Affinia Group Intermediate Holdings Inc. (the “Company”) of the equity interest of Affinia Automotiva Ltda. (“Automotiva”) held by Affinia Canada ULC and Affinia Southern Holdings LLC (the “Sellers”), indirect wholly-owned subsidiaries of the Company. The sale was completed pursuant to the terms of a Quota Purchase and Sale Agreement, dated as of June 12, 2015, as amended on October 28, 2015 (the “Agreement”), among the Sellers and Auto Norte Distribuidora de Peças Ltda., Cobra Rolamentos e Autopeças Ltda., Sedim – Administração e Participações Ltda., Jorge Schertel and Pedro Molina Quaresma (the “Buyers”). The amendment of the Agreement is described under Item 1.01 below, and the closing of the sale is described under Item 2.01 below.

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2015, the Sellers entered into the First Amendment to the Quota Purchase and Sale Agreement (the “Amendment”) with Autopartners Participacoes S.A., as successor in interest to the Buyers under the Agreement. Among other matters, the Amendment provides that, upon the closing of the sale of Automotiva pursuant to the Agreement, a substantial portion of the consideration payable to the Sellers will be placed in an escrow account with a Brazilian bank for application to amounts that may be owed by Automotiva in connection with potential legal liabilities. The Amendment provides that such account shall be the sole source of funds from which the Buyers may recover from the Sellers as to any amounts that may be owed by Automotiva relating to such potential liabilities, and provides for the release of such funds to the Sellers upon related specified events.

The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 30, 2015, the Company completed the previously announced sale of Automotiva. Upon closing, the Sellers received a purchase price of 148,982,541 Brazilian Reals, or US$38,596,513 based on the Real/Dollar exchange rate as of October 30, 2015, reflecting a base purchase price of 146,285,000 Brazilian Reals (or $37,897,668 based on the Real/Dollar exchange rate as of October 30, 2015), as adjusted pursuant to the terms of the Agreement to reflect the actual interim profits and losses of the Automotiva business. The Sellers received $19,657,726 in cash after deduction of certain expenses and taxes and the placement of a portion of the consideration payable to the Sellers in an escrow account in accordance with the terms of the Amendment.

The foregoing description of the Agreement and the Amendment is not complete and is subject to and qualified in its entirety by reference to the text of the Agreement and the Amendment. The Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2015 and is incorporated by reference in this Item 2.01. The Amendment is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 2.01.

Item 8.01 Other Events.

On November 4, 2015, Affinia Group Inc., a wholly-owned subsidiary of the Company, issued a press release announcing the completion of the sale of Automotiva. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma financial statements of the Company as of June 30, 2015, for the six months ended June 30, 2015 and for the year ended December 31, 2014 are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference in this Item 9.01(b).

(d) Exhibits

2.1	First Amendment to the Quota Purchase and Sale Agreement, dated October 28, 2015, among Affinia Canada ULC and Affinia Southern Holdings LLC, as Sellers, Autopartners Participacoes S.A., as Purchaser, and Affinia Automotiva Ltda. and Affinia Group Inc., as Intervening Consenting Parties.

99.1	Press Release of Affinia Group Inc. issued November 4, 2015.

99.2	Unaudited pro forma financial statements of Affinia Group Intermediate Holdings Inc. as of June 30, 2015, for the six months ended June 30, 2015 and for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: November 5, 2015	By:	/s/ David E. Sturgess
	Name:	David E. Sturgess
	Title:	Senior Vice President

Exhibit Index

Exhibit No.	Description

2.1	First Amendment to the Quota Purchase and Sale Agreement, dated October 28, 2015, among Affinia Canada ULC and Affinia Southern Holdings LLC, as Sellers, Autopartners Participacoes S.A., as Purchaser, and Affinia Automotiva Ltda. and Affinia Group Inc., as Intervening Consenting Parties.

99.1	Press Release of Affinia Group Inc. issued November 4, 2015.

99.2	Unaudited pro forma financial statements of Affinia Group Intermediate Holdings Inc. as of June 30, 2015, for the six months ended June 30, 2015 and for the year ended December 31, 2014.